EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of the day of March 18, 1988, and amended and restated as of March 15, 1996 (the "Effective Date") between Equitable Resources, Inc., a Pennsylvania corporation, with its principal executive offices at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 (the "Company"), and Frederick H. Abrew, an individual and resident of Bridgeville, Pennsylvania (the "Executive").
           WHEREAS, the Company desires to secure the continued employment of the Executive in accordance with the provisions of the Agreement;
           WHEREAS, the Executive desires and is willing to accept continued employment with the Company in accordance herewith, and
           WHEREAS, this Agreement has been amended in certain respects as of the Effective Date and restated in its entirety, and the parties hereto expressly acknowledge the adequacy of the mutual consideration for such amendments, with the intention to be bound by them;
           NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound, the Company and the Executive hereby amend and restate their agreement relating to the Executive's employment with the Company as follows:

      Position and Duties.

           The Company hereby agrees to, and hereby does, continue to employ the Executive, for the term of this Agreement, to render services to the Company as President and Chief Executive Officer of the Company and in connection therewith to perform such duties as the Executive is now performing and such other duties, commensurate with such position, as the Executive may reasonably be directed to perform by the Board of Directors of the Company provided, however, that without the prior written consent of the Executive there shall be no geographic change from Pittsburgh, Pennsylvania or its environs or transfer of the office or place of performance of the Executive's service or duties. Except to the extent that the Board of Directors of the Company delegates the duties and assigns the positions described below with respect to subsidiaries of the Company to such other person or persons as the Board of Directors of the Company, in its discretion, shall determine, the Executive will continue to serve as the President and Chief Executive Officer of such of the subsidiaries of the Company and in connection therewith to perform such duties as the Executive is now performing and such other duties, commensurate with such position as President and Chief Executive Officer of such subsidiaries, as the Executive may reasonably be directed to perform by the Board of Directors of the Company. The Executive shall have the right to devote a reasonable amount of time and effort to industry, community or charity organizations, and, subject to the provisions of Section 11 and Section 12 hereof, the Executive may serve as a director of other companies with the consent of the Board of Directors which consent case shall not be unreasonably withheld.

           The Executive hereby accepts such employment and agrees faithfully to perform to the best of his ability the duties described in Section l(a).

      Term. Subject to Section 4 hereof, the term of the employment of the Executive under this Agreement shall commence on the Effective Date and shall terminate on the last day of the calendar month in which occurs the earlier of
(i) the date of the Executive's retirement in accordance with the provisions of the Company's retirement policy as set forth in its Management Manual or (ii) unless further extended as hereinafter set forth, the date which is 36 calendar months after the Effective Date. Commencing on the last day of the first full calendar month after the Effective Date and on the last day of each succeeding calendar month, the term of this Agreement shall be automatically extended without further action by either party (but not beyond the Executive's 65th birthday) for one additional calendar month unless one party notifies the other in writing that such party does not wish to extend the term of this Agreement. In the event that such notice shall have been delivered, the term hereof shall no longer be subject to automatic extension and the term hereof shall expire on the date which is 36 calendar months after the last day of the month in which such written notice is received. (The last day of the calendar month in which the term hereof, as extended from time to time, shall end is hereinafter referred to as the "Expiration Date").

      Compensation. In consideration of the Executive's agreements contained herein and as compensation to the Executive for the performance of the services required hereunder, the Company shall pay or grant to him the following salary and other compensation and benefits:

           a base salary, payable in equal installments not less frequently than monthly, at such annual rate, not less than the current salary per year, as is determined from time to time by the Board or an appropriate committee thereof, provided, however, that the Executive's base salary shall be periodically reviewed by the Board and shall be increased if the Board determines that an increase is appropriate on the basis of the types of factors it generally takes into account in increasing the salaries of executive officers of the Company;

           an annual incentive compensation payment equal to the amount, if any, payable to the Executive under the terms and conditions of the Company's Short-Term Incentive Compensation Plan as in effect for each annual period during the term of this
Agreement;

           such other awards under the Company's Key Employee Restricted Stock Option and Stock Appreciation Rights Incentive Compensation Plan (the "Option Plan") or under any other stock option, incentive compensation or other compensation plan, program or arrangement, now existing or hereafter adopted as applicable to executive officers of the Company, as the Board, or an appropriate committee thereof administering such plan, program or arrangement, may determine appropriate in light of the duties and responsibilities of the Executive in respect to other executive officers;

           participation on the same terms and conditions as all other employees in all employee benefit plans, whether or not qualified within the meaning of
Section 401(a) of the Internal Revenue Code of 1986, as may be amended from time to time (the "Code"), as may be now or hereafter sponsored or maintained for all employees of the Company and participation on the same terms and conditions as other executive officers in such other plan, program or arrangement as may be now or hereafter sponsored or maintained for executive officers of the Company;

           reimbursement for reasonable travel and other expenses incurred by Executive in performing his obligations hereunder pursuant to the terms and conditions of the Company's policy in respect thereto; and

           reasonable vacations, absences on account of temporary illness and fringe benefits customarily enjoyed by employees or executive officers of the Company under the terms and conditions of the Company's policy in respect thereto.
           Nothing contained in this Agreement shall prevent the Board from amending or otherwise altering the Short-Term Incentive Plan, the Option Plan or any other plan, program or arrangement so long as such amendment or alteration
(i) is accomplished pursuant to the terms thereof as in effect on the Effective Date or on the date such is adopted, if later, and (ii) equitably affects all employees, executive or otherwise, previously covered thereunder.

      Termination of Employment. This Agreement shall terminate upon the Expiration Date or upon the death of the Executive. Prior to the occurrence of a Change of Control and the Expiration Date, the Company may terminate this Agreement and the Executive's employment hereunder for "Disability" or "Cause" and the Executive may terminate the Agreement prior to the Expiration Date and his employment hereunder pursuant to his "Resignation for Good Reason" or "Retirement for Good Reason" as such terms are hereinafter defined. Following the occurrence of a Change of Control and prior to the Expiration Date, the Company may terminate this Agreement and the Executive's employment hereunder for "Disability", "Cause" or without "Cause" and Executive may terminate this Agreement and his employment hereunder pursuant to Retirement for Good Reason or Resignation for Good Reason. Termination of this Agreement for any reason not set forth above shall not be deemed a permitted termination and shall be deemed a breach of this Agreement. In the event of any termination of this Agreement prior to the Expiration Date, whether a permitted termination or otherwise, the provisions of Section 5 of this Agreement shall determine the amount, if any, of any compensation thereafter due the Executive in respect to such termination.
           As used in this Agreement, the following terms shall have the meanings set forth:

           Disability. The Executive shall be entitled to leaves of absence from the Company in accordance with the Company's policy generally applicable to executives for illness or other temporary disabilities for a period or periods not exceeding an aggregate of six months in any calendar year, and his compensation and status as an employee hereunder shall continue during any such period or periods. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for six consecutive months, and within thirty days after written notice of termination is given by the Company, the Executive shall not have returned to the full-time daily performance of his duties, the Executive shall be deemed to have experienced a Disability and the Company may terminate the Executive's employment hereunder.

           Cause. Termination by the Company of employment for "Cause" shall mean termination upon:

           the willful and continued failure by the Executive to substantially perform his duties with the Company (other than (A) any such failure resulting from his incapacity due to physical or mental illness or
           (B) any such actual or anticipated failure resulting from his Resignation for Good Reason or Retirement for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and which failure has not been cured within thirty days after such written demand; or

           the willful and continued engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; or

           the breach by the Executive of the Noncompetition clause in Section 11 hereof or the Confidentiality clause in Section 12 hereof.
For purposes of this Subsection (b), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clauses (i), (ii) or (iii) of the first sentence of this Subsection (b) and specifying the particulars thereof in detail.

           Retirement for Good Reason. For purposes of this Agreement "Retirement for Good Reason" shall mean the Executive's election to retire under the terms of the Company's Pension Plan for Salaried Employees as a result of the occurrence of one of the events referred to in Subsection (e) below.

           Resignation for Good Reason. For purposes of this Agreement, "Resignation for Good Reason" shall mean the Executive's election to resign as a result of the occurrence of one of the events referred to in Subsection (e) below.

           Good Reason.  For purposes of this Agreement, "Good
Reason" shall, absent the Executive's prior express written consent to the contrary, mean:

           removal of the Executive as President and Chief Executive Officer of the Company, (by reason other than death, Disability or Cause), or any other material breach by the Company of its obligations contained in this Agreement;

           the assignment to the Executive of any duties inconsistent with his status as President and Chief Executive Officer of the Company or a substantial alteration in the nature or status of the Executive's responsibilities which renders the Executive's position to be of less dignity, responsibility or scope;

           a reduction by the Company in the Executive's annual base salary as in effect on the Effective Date or as the same may be increased from time to time, except for proportional across-the-board salary reductions similarly affecting all executives of the Company and all executives of any person in control of the Company, provided, however, that in no event shall the Executive's annual base salary be reduced by an amount equal to ten percent or more of the Executive's annual base salary as of the end of the calendar year immediately preceding the year in which the Executive's employment with the Company is terminated without the Executive's prior written consent;

           the failure to grant the Executive an annual salary increase reasonably necessary to maintain such salary as reasonably comparable to salaries of senior executives holding positions equivalent to the Executive's in the industry in which the Company's then principal business activity is conducted;

           the relocation of the Company's principal executive offices to a location outside the Pittsburgh, Pennsylvania Metropolitan Area or the Company's requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

           the failure by the Company to continue in effect any compensation plan, program or arrangement in which the Executive participates, unless an equitable arrangement reasonably acceptable to the Executive (embodied in an ongoing substitute or alternative plan, program or arrangement) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein;

           any material reduction by the Company of the benefits enjoyed by the Executive under any of the Company's pension, retirement, profit sharing, savings, life insurance, medical, health-and-accident, disability or other employee benefit plans, programs or arrangements, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefits, or the failure by the Company to provide the Executive with the number of paid vacation days to which he is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy, provided that this Section (vii) shall not apply to any proportional across-the-board reduction or action similarly affecting all executives of the Company and all executives of any person in control of the Company;

           the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 15(b)(ii) hereof; or

           any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (f) below and, if applicable, Subsection
           (b) above, and for purposes of this Agreement, no such purported termination shall be effective.

           Notice of Termination. Any purported termination of this Agreement by the Company or the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination, resignation or retirement provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination, resignation or retirement under the provision so indicated.

           Date of Termination, Etc. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Disability, thirty days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time daily basis during such thirty-day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which shall not be less than thirty days nor more than sixty days, from the date such Notice of Termination is given); provided that if within thirty days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected). Any party giving notice of a dispute shall pursue the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, employee benefit and insurance plans, programs and arrangements in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection
(g).

      Compensation Upon Termination.

           Death. If the Executive's employment hereunder terminates by reason of his death, the Company shall be obligated to pay to his surviving widow, or to his legal representatives if he leaves no surviving widow or if his surviving widow dies prior to fulfillment of the Company's obligations, (i) the Executive's then current base salary for a six-month period commencing on the first day of the month following the Executive's death, or until the Expiration Date, whichever shall be the first to occur, and (ii) any benefits to which the Executive is entitled under any insurance policies on the life of the Executive, under the Company's insurance programs and other employee benefit plans, programs and arrangements then in effect and under the Company's Pension Plan for Salaried Employees.

           Disability. If the Executive's employment hereunder terminates by reason of his Disability, the Company shall pay to the Executive, in monthly installments, such amount as shall aggregate 70% of the Executive's then current base salary for the lesser of a six-month period or until such time as the Executive has reached the age at which he would be entitled to retire under the Company's retirement policies and the Pension Plan for Salaried Employees. Benefits otherwise receivable by the Executive pursuant to this Subsection (b) shall be reduced to the extent other benefits are received by the Executive pursuant to any disability income or income protection plan, policy or arrangement, the premiums for which or benefits under which are paid by the Company. If the Executive dies prior to the date on which such additional amounts would have ceased to be payable under this Subsection (b), the amount that would have been payable by the Company had he lived shall continue to be paid by the Company to his surviving widow, for a period of 12 months following the Executive's death, at the same times and rates as it would have been payable to him.

           Cause. If the Executive's employment hereunder is terminated by the Company for Cause, the Company shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to the Executive under this Agreement.

           Voluntary Resignation or Retirement. In the event the Executive voluntarily retires or resigns other than pursuant to his Retirement for Good Reason or Resignation for Good Reason, the Company shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and, except as provided in Section 10, the Company shall have no further obligations to the Executive under this Agreement.

           Upon a Change of Control. Notwithstanding anything herein to the contrary, in the event that either the Company, without Cause, or the Executive, with Good Reason, shall terminate the Executive's employment hereunder by giving notice of termination in accordance with this Agreement within two years following the occurrence of a Change of Control, the Company shall pay the Executive the following:

           payment of sum equal to three times Executive's annual base salary;

           payment of an amount of cash equal to three (3) times the average incentive earned over the prior three year period;

           immediate vesting of all previously unvested cash awards and stock incentives;

           immediate delivery of Company stock or payment of an amount of cash equal to three (3) times the value of the average grants received by Executive over the preceding five (5) years under the applicable Company long term incentive plans;

           provision to Executive and his eligible dependents of medical, disability, dental and life insurance coverage (to the extent such coverage was in effect immediately prior to the Change of Control) for thirty-six (36) months;

           immediate granting to Executive of thirty-six (36) months of service and age credit for determining benefit amounts and any early retirement reductions with respect to all applicable Company retirement benefit plans; in addition, no early retirement reductions will be imposed on the retirement benefits if age at termination equals or exceeds 55;

           reimbursement to Executive of reasonable costs incurred by Executive for outplacment services in the thirty-six (36) month period following termination of Executive's employment in connection with a Change of Control (the foregoing amounts shall be hereinafter sometimes collectively referred to as the "Salary and Benefits Continuation Payments") All amounts payable by the Company to the Executive in cash pursuant to Section 5(e)(i), (ii), (iii) and (iv) shall be made in a lump sum unless the Executive otherwise elects and notifies the Company in writing prior to the termination of his employment of his desire to have all payments made in accordance with the Company's regular salary and benefit payment practices, provided that the lump sum payment or first payment is made within thirty (30) days after the Executive's termination hereunder. All other amounts payable by the Company to the Executive pursuant to this Section 5 (e) shall be paid or provided in accordance with the Company's standard payroll and reimbursement procedures, as in effect immediately prior to the Change of Control. In the event that medical, disability, dental and life insurance benefits cannot be provided under appropriate Company group insurance policies, an amount equal to the premium necessary for the Executive to purchase directly the same level of coverage in effect immediately prior to the Change of Control shall be added to the Company's salary payments to Executive.
           The Executive's right to receive Salary and Benefits Continuation Payments shall continue as provided, notwithstanding the subsequent expiration of this Agreement pursuant to Section 2 hereof. The Executive's subsequent death or disability within the thirty-six (36) month period following the termination of Executive's employment in connection with a Change of Control shall not affect the Company's obligation to continue making Salary and Benefits
Continuation Payments. The right to Salary and Benefits Continuation Payments shall be in addition to whatever other benefits the Executive may be entitled to under any other agreement or compensation plan, program or arrangement of the Company. The Company shall be authorized to withhold from any payment to the Executive, his estate or his beneficiaries hereunder all such amounts, if any, that the Company may reasonably determine it is required to withhold pursuant to any applicable law or regulation.
           In the event the Executive obtains subsequent employment within the thirty-six (36) month period for which the Executive is receiving Salary and Benefits Continuation Payments, the Salary and Benefits Continuation Payments shall be reduced in amount equal to: (i) any compensation earned by the
Executive as the result of employment by another employer and (ii) any comparable benefits actually received by the Executive from another employer.
           Notwithstanding anything herein to the contrary, if the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs either (i) by the Company other than for Cause or (ii) by the Executive for Good Reason, and it is reasonably demonstrated by Executive that such termination of employment (a) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control, or (b) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the termination shall be deemed to have occurred upon a Change of Control and the Executive will be entitled to Salary and Benefits Continuation Payments as provided for in this Section 5 hereof.
           For purposes of this Agreement, "Change of Control" shall mean any of the following events (each of such events being herein referred to as a "Change of Control"):
           (i) The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of Company common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting power immediately prior to such sale or disposition; (ii) The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board of Directors; provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or
           (y) any person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act (as such rule is in effect as of November 1, 1995), to file a statement on Schedule 13G with respect to its beneficial ownership of Company common stock and other voting securities whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on Schedule 13D with respect to beneficial ownership of fifteen percent (15%) or more of the Company's voting securities, shall not constitute a Change of Control; (iii). The Company's termination of its business and liquidation of its assets; (iv) The reorganization, merger or consolidation of the Company into or with another person or entity, by which reorganization, merger or consolidation the persons who held one hundred percent (100%) of the voting securities of the Company prior to such reorganization, merger or consolidation receive or continue to hold less than sixty (60%) of the outstanding voting shares of the new or continuing corporation; or (v) If, during any two-year period, less than a majority of the members of the Board of Directors are persons who were either (i) nominated or recommended for election by at least two-thirds vote of the persons who were members of the Board of Directors or Nominating Committee of the Board of Directors at the beginning of the period, or (ii) elected by at least a two-thirds vote of the persons who were members of the Board of Directors at the beginning of the period.

           Other. If the Executive's employment hereunder is terminated prior to the occurrence of a Change of Control (1) by the Company other than for Cause or Disability or (2) by the Executive pursuant to his Retirement for Good Reason or Resignation for Good Reason, then the Executive shall be entitled to the benefits provided below:

           the Company shall pay the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

           in lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination, the Company shall pay as severance pay to the Executive, not later than the fifteenth day following the Date of Termination, a lump sum severance payment equal to the Executive's full base salary for the then remaining term of this Agreement (without regard to the date of such Notice of Termination) at the rate then in effect, discounted to present value at a discount rate of 7% per annum applied to each future payment from the time it would have become payable;

           in lieu of shares of common stock issuable upon exercise of outstanding options ("Options"), if any, or any stock appreciation rights ("SAR"), if any, whether or not such Options or SARs are vested or then exercisable pursuant to their respective terms, granted to the Executive under the Company's stock option or stock appreciation rights plans or otherwise (which Options and SARs shall be canceled upon the making of the payment referred to below), the Executive shall receive, not later than the fifteenth day following the Date of Termination, an amount in cash equal to the product of
           (i) the difference (to the extent that such difference is a positive number) obtained by subtracting the per share exercise price of each Option and each SAR held by the Executive, whether or not then fully exercisable, from the closing price of the Common Stock (the "Closing Price") as reported on the New York Stock Exchange on the Date of Termination (or if not traded on the Date of Termination, the closing price on the next preceding business day on which the Common Stock traded), and (ii) the number of shares of Common Stock covered by each such Option or SAR;

           for a period of time remaining until the Expiration Date, the Company shall arrange to provide the Executive with and shall pay the cost or premiums when due for life, disability and health-and-accident insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination.

           The payments provided for in this Subsection (f), shall be made not later than the fifteenth day following the Date of Termination, provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

      Reimbursement of Certain Fees and Expenses The Company shall also pay to the Executive all legal and accounting fees and expenses incurred by the Executive in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder.

      Contest of Certain Payments. In the event that it is asserted by any governmental agency, in any tax audit, administrative proceeding or otherwise, that any payments (the "Severance Payments") provided under Section 5(e) are or will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code and/or that a federal income tax deduction for amounts paid as Severance Payments will not be allowed to the Company for any year by reason of Section 28OG of the Code, the Executive may contest or refute such assertion with respect to the Excise Tax in any appropriate forum (the "Executive's Contest") and the Company shall diligently and vigorously contest or refute such assertion with respect to the disallowance of such deduction in all administrative proceedings and in the federal district court or the Tax Court, whichever shall have jurisdiction (the "Company's Contest"). The Executive's Contest and the Company's Contest shall be conducted and presented separately unless the Executive, in his discretion but with the consent of the Company, joins in the Company's Contest. In any event, the Executive shall be entitled to retain attorneys and other experts deemed necessary or appropriate by the Executive to the proper presentation of the Executive's Contest and shall not be compelled by the Company to compromise, settle or otherwise terminate the Executive's Contest without his written consent thereto. The Company and the Executive shall cooperate one with the other and each shall provide to the other copies of all documents relevant to or useful in connection with either the Executive's Contest or the Company's Contest as may reasonably be requested by the other. The Executive shall attend any hearing, deposition or other proceeding at which his attendance in person is material to the Company's Contest. The Company shall cause the appropriate authorized officer or officers of the Company to attend any hearing, deposition or other matter at which the Company's appearance is requested by any party.

      Executive's Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 5(a), (b), (c),
(d) and (f) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 5(a), (b), (c), (d) and (f) be reduced by any compensation earned by the Executive as the result of employment by another employer, or otherwise. Benefits otherwise receivable by the Executive pursuant to Section 5(f)(iv) above shall be reduced to the extent comparable benefits are actually received by the Executive during the period of time remaining until the Expiration Date from the plan or plans of any subsequent employer or from any program maintained by any governmental body not requiring contribution by the Executive, and any such benefits actually received by the Executive shall be reported to the Company.

      Right to Additional Benefits. In addition to all other amounts payable to the Executive under Section 5, the Executive shall be entitled to receive all benefits payable to him under the Company's Pension Plan for Salaried Employees, the Employee Savings Plan, and any other plan, program or arrangement relating to retirement, profit sharing, or other benefits including, without limitation, any employee stock ownership plan or any plan established as a supplement to any of the aforenamed plans. No amount payable to the Executive under Sections 5(e) or 5(f) shall be considered for any benefit calculation under the Company's Pension Plan for Salaried Employees.

      Retirement  Under  Circumstances  Not  Constituting  Retirement  For  Good
Reason. Nothing contained in this Agreement shall be deemed to limit the Executive's ability to retire under the Company's retirement policies and Pension Plan for Salaried Employees under circumstances not constituting Retirement for Good Reason and to receive all benefits payable to him under the Company's Pension Plan for Salaried Employees, the Company's Employee Savings Plan and any other plan, program or arrangement relating to retirement.

      Non-Competition. During the term of this Agreement and for one year thereafter, the Executive shall refrain from competing with the Company or any subsidiary of the Company except with the Company's prior written consent. The phrase "refrain from competing with the Company or any subsidiary of the Company" shall mean that the Executive will not engage, directly or indirectly (including, by way of example only, as a principal, partner, venture, employee or agent) nor have any direct or indirect interest in any enterprise (a
"Competing Enterprise") which competes with the Company or any subsidiary thereof by engaging in the production, transmission, storage or distribution of natural gas or natural gas liquids or the ownership or operation of a central plant heating system in the Company's distribution area or in substantial and direct competition with any other business operation actively conducted by the Company or its subsidiaries at the date of termination. It is agreed that the foregoing provisions shall not restrict the Executive from either (i) subject to the provisions of Subsection 12(a) hereof, being a director of or having any investments or other interests in an enterprise which is not a competing enterprise or (ii) having any investments in any competing enterprise the stock of which is listed on a national securities exchange or traded publicly over-the-counter so long as such investment does not give the Executive more than one percent (1%) of the voting stock of such company.

      Confidentiality.  The Executive agrees:

           To keep secret all confidential matters of the Company and its subsidiaries and affiliates specifically indicated to be such by the Company or established as such by written Company policy, and not to disclose them to any one outside the Company or its subsidiaries and affiliates, either during or after his employment with the Company, except with the Company's prior written consent or as required by law; and

           To deliver promptly to the Company on termination of employment of the Executive by the Company all memoranda, notes, records, reports and other documents (and all copies thereof) with respect to any such confidential matters and other proprietary information (such as customers lists, suppliers lists, etc.) which the Executive may then possess or have under his control.

      Arbitration. Any disputes hereunder shall be settled by arbitration in Pittsburgh, Pennsylvania under the auspices of, and in accordance with the rules of, the American Arbitration Association, and the decision in such arbitration shall be final and conclusive on the parties and judgment upon such decision may be entered in any court having jurisdiction thereof.

      Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered personally or by registered or certified mail addressed to the party concerned at the following addresses:
                If to the Company:
                     Equitable Resources, Inc.
                     420 Boulevard of Allies
                     Pittsburgh, PA 15219

                If to the Executive:
                     Mr. Frederick H. Abrew
                     107 Links View Drive
                     Bridgeville, PA  15017

or to such other address as shall be designated by notice in writing to the other party in accordance herewith. Notices and other communications hereunder shall be deemed effectively given when personally delivered, or, if mailed, 48 hours after deposit in the United States mail.

      Miscellaneous.

           This Agreement supersedes all prior agreements, arrangements and undertakings, written or oral, relating to the subject matter hereof.

           (i) This arrangement shall inure to the benefit of the Executive's heirs, representatives or estate to the extent stated herein.
                (ii) The Company shall require any successor  (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Subsection 15 (b) (ii) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

           This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the right at a later time to enforce such provisions thereafter. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

           In the event any one or more of the covenants, terms or provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, terms and provisions contained herein shall be in no way affected, prejudiced or disturbed thereby.

           This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Subsection 15(b) above. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Subsection 15(e) the Company shall have no liability to pay any amount so attempted to be assigned or transferred.
           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered.


ATTEST:                        EQUITABLE RESOURCES, INC.


                                        -----------------------------
By:________________________    By:      E. Lawrence  Keyes
   Secretary                   Title:   Chairman, Compensation Committee
                                        Board of Directors


WITNESS:



By_________________________            ______________________________
                                       Frederick H. Abrew